Exhibit 10.2
MANAGEMENT AGREEMENT
BETWEEN
SUNRISE REALTY TRUST, INC.
AND
SUNRISE MANAGER LLC
This Management Agreement (this “Agreement”) is made as of February 22, 2024, by and between Sunrise Realty Trust, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and Sunrise Manager LLC, a Delaware limited liability company (the “Manager”).
WHEREAS, the Company is a specialty finance company focused on originating, investing in and managing real estate loans and other real estate-related investments;
WHEREAS, the Company intends to qualify as a real estate investment trust for federal income tax purposes and to elect to receive the tax benefits afforded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, Company desires to retain the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth therein.
NOW THEREFORE, the Company and the Manager have agreed that, effective upon the listing of the common stock, par value $0.01 per share (the “Common Stock”), of the Company on a securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Agreement shall hereafter govern all of the terms and conditions of the appointment and services of the Manager (the date of such effectiveness, the “Effective Date”).
Section 1. Definitions.
(a)    The following terms shall have the meanings set forth in this Section 1(a):
“Adjusted Capital” shall mean the sum of (i) cumulative gross proceeds generated from issuances of the shares of Capital Stock (including any distribution reinvestment plan of the Company), less (ii) distributions to investors that represent a return of capital and amounts paid for share repurchases pursuant to any share repurchase program of the Company.
“Affiliate” as to any specified Person, means (i) any other Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner. For purposes of this definition, the term “control” (including any correlative words), as used with respect to any Person other than an individual, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Ancillary SRT Entities” means the accounts, private funds, pooled investment vehicles or other entities managed or advised, directly or indirectly, from time to time by any of the Manager, the Principals and any of their respective affiliates or entities in which any such person is an executive, in each case, excluding the Company.
“Annual Hurdle Amount” has the meaning set forth in Section 6(d) hereof.
“Automatic Renewal Term” has the meaning set forth in Section 10(a) hereof.
“Bankruptcy” means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 7 or 11 of the United States Code or any other U.S. federal or state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 7 or 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other U.S. federal or state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60 day period or (iv) the entry against such Person of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.
“Base Management Fee” means the base management fee, calculated and payable quarterly in arrears in accordance with Section 6 hereof, in an amount equal to 0.375% of the Company’s Equity, determined as of the last day of each such quarter; provided that the Base Management Fee shall be reduced by 50% of the sum of, without duplication, the aggregate amount of any other fees earned and paid to the Manager during such quarter resulting from the investment advisory services and general management services rendered by it under this Agreement (such other fees, “Outside Fees”), including any agency fees relating to the Company’s investments, but excluding the Incentive Compensation and any diligence fees paid and earned by the Manager and paid by third parties in connection with the Manager’s due diligence of potential investments for the Company (such reduction, a Base Management Fee Rebate)”. Notwithstanding anything herein to the contrary, under no circumstances shall the Base Management Fee be less than zero.
“Board” means the board of directors of the Company.
“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.
“Capital Stock” means all classes or series of stock of the Company, including, without limitation, Common Stock and Preferred Stock.
“Claim” has the meaning set forth in Section 8(c) hereof.
“Clawback Amount” has the meaning set forth in Section 6(d) hereof.
“Clawback Obligation” has the meaning set forth in Section 6(d) hereof.
“Code” has the meaning set forth in the Recitals.
“Code of Business Conduct and Ethics” means the code of business conduct and ethics of the Company, a copy of which is attached hereto as Exhibit C, as the same may amended, restated, modified, supplemented or waived by the Company from time to time.
“Common Stock” has the meaning set forth in the Preamble.
“Company” has the meaning set forth in the Preamble.
“Company Account” has meaning set forth in Section 4 hereof.
“Company Indemnified Party” has meaning set forth in Section 8(b) hereof.
“Confidential Information” has the meaning set forth in Section 5 hereof.
“Conflict of Interest Policy” means the conflict of interest policy of the Manager, a copy of which is attached hereto as Exhibit B, as the same may amended, restated, modified, supplemented or waived by the Manager from time to time, subject to compliance with Section 2(m) hereof.
“Core Earnings” for a given period means the net income (loss) for such period, computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the Incentive Compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income and (v) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors.
For the avoidance of doubt, Core Earnings shall not exclude under clause (iv) above, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash.
“Effective Date” has the meaning set forth in the Preamble.

“Effective Termination Date” has the meaning set forth in Section 10(b) hereof.
“Equity” means, as of any date:
(i) the sum of (A) the net proceeds from all issuances of the Company’s equity securities since inception through such date (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (B) the Company’s retained earnings at the end of the most recently completed fiscal quarter determined in accordance with GAAP (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less
(ii) (A) any amount that the Company has paid to repurchase the Common Stock since inception through such date; (B) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP through such date; and (C) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, through such date, in each case after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.
“Exchange Act” has the meaning set forth in the Preamble.
“Existing Investments” means the investments described in more detail in the registration statement on Form 10, filed with the SEC on February 22, 2024.
“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.
“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended, and any other organizational or governing documents of such entity.
“Hurdle Amount” has meaning set forth in the definition of “Incentive Compensation” herein.
“Hurdle Rate” means, with respect to any fiscal quarter, 2.0% and, with respect to any fiscal year, 8.0% per annum.
“Incentive Compensation” means, with respect to any fiscal quarter, the incentive management fee calculated and payable in arrears with respect to such fiscal quarter (or part thereof that this Agreement is in effect) as follows:
(a)    In any fiscal quarter in which the Company’s Core Earnings for such quarter does not exceed the amount equal to the product of (i) the Hurdle Rate and (ii) Adjusted Capital as of the last day of the immediately preceding fiscal quarter (such amount, the “Hurdle Amount”), the Incentive Compensation for such fiscal quarter shall equal zero.
(b)    The Incentive Compensation for such fiscal quarter shall otherwise equal the sum of the Catchup Amount and the Excess Earnings Amount for such quarter.
(c)    “Catch-up Amount” means, with respect to any fiscal quarter, 50% multiplied by the amount of the Company’s Core Earnings for such quarter, if any, that exceed the Hurdle Amount, but are less than or equal to 166-2/3% of the Hurdle Amount. This provision is intended to provide the Manager with an incentive fee of 20% on all of the Company's Core Earnings in any fiscal quarter when the Company's Core Earnings equal or exceed 166-2/3% of the Hurdle Amount for such calendar quarter.
(e) “Excess Earnings Amount” means, with respect to any fiscal quarter, 20% multiplied by the amount of the Company's Core Earnings for such quarter, if any, that exceed 166-2/3% of the Hurdle Amount.
“Indemnified Party” has the meaning set forth in Section 8(b) hereof.
“Independent Director” means a member of the Board (i) who is not a director, officer or employee of the Manager or any Affiliate thereof, and (ii) who otherwise is “independent” in accordance with any requirements set forth in the Company’s Governing Instruments.

“Initial Term” has the meaning set forth in Section 10(a) hereof.
“Internalization Committee” has the meaning set forth in Section 15(a) hereof.
“Internalization Price” means the price paid to the Manager pursuant to an Internalization Transaction under Section 15 hereof and determined in accordance with Section 15(e) hereof.
“Internalization Transaction” means a transaction in which the Manager contributes to the Company all of the assets of the Manager including, without limitation, all furniture, fixtures, leasehold improvements, contract rights, computer software, employment and customer relationships or contracts, as applicable, goodwill, going concern value, other identifiable intangible assets and other business assets then owned by the Manager, or, in the alternative, the equity owners of the Manager contribute to the Company 100% of the outstanding equity interests in the Manager.
“Internalization Trigger Anniversary Date” has the meaning set forth in Section 15(b) hereof.
“Investment Committee” means the investment committee formed by the Manager, the members of which may include its Affiliates and may change from time to time. Notwithstanding anything to the contrary herein, any action to be taken by the Investment Committee pursuant to this Agreement shall require the approval of a majority of its members; provided that during any time that the Investment Committee is comprised of less than four members, any action by the Investment Committee shall require unanimous approval of all members of the Investment Committee.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Guidelines” means the investment guidelines, a copy of which is attached hereto as Exhibit A, as the same may amended, restated, modified, supplemented or waived pursuant to the approval of (i) a majority of the entire Board (which must include a majority of the Independent Directors) and (ii) the Manager.
“Investments” means the Existing Investments and the Target Investments, collectively.
“Losses” has the meaning set forth in Section 8(a) hereof.
“Manager” has the meaning set forth in the Preamble.
“Manager Change of Control” means, other than as set forth in the immediately following sentence, a change in the direct or indirect (i) beneficial ownership of more than 50% of the combined voting power of the Manager’s then outstanding equity interests, or (ii) power to direct or control the management policies of the Manager, whether through the ownership of beneficial equity interests, common directors or officers, by contract or otherwise. A Manager Change of Control shall not include changes resulting from any assignment of this Agreement by the Manager as permitted hereby and in accordance with the terms hereof.
“Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.
“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5 hereof.
“Monitoring Services” means monitoring services with respect to the Company’s investments, including (i) negotiating servicing agreements, (ii) acting as a liaison between the servicers of the assets and the Company, (iii) review of servicers’ delinquency, foreclosure and other reports on assets, (iv) supervising claims filed under any insurance policies and (v) enforcing the obligation of any servicer to repurchase assets.
“Original Agreement” has the meaning set forth in the Preamble.
“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.
“Plan” has meaning set forth in Section 6(h) hereof.
“Portfolio Management Services” means portfolio management services with respect to the Company’s investments, including (i) consulting with the Company on the purchase and sale of, and other opportunities in connection with, the Company’s portfolio of investments, (ii) the collection of information and the submission of reports pertaining to the Company’s investments, interest rates and general economic conditions, (iii) periodic review and evaluation of the performance of the Company’s portfolio of investments, (iv) acting as liaison between the Company and banking, mortgage banking and investment banking institutions and other parties with respect to the purchase, financing and disposition of investments and (v) other customary functions related to portfolio management.
“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
“Principals” means Leonard M. Tannenbaum, Robyn Tannenbaum and Brian Sedrish, collectively.
“Prior Expenses” has meaning set forth in Section 7(g) hereof.
“Regulation FD” means Regulation FD as promulgated by the SEC.
“REIT” means a “real estate investment trust” as defined under the Code.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sub-Manager” has the meaning set forth in Section 2(c) hereof.
“Target Investments” means the types of investments described under “Target Investments and Portfolio” in the Company’s Registration Statement on Form 10 covering the registration of the initial public offering and sale of shares of the Common Stock under the Securities Act, subject to, and including any changes to the Investment Guidelines that may be approved by the Manager and the Board from time to time, and, for the avoidance of doubt, may in the future include loans in which the Company syndicates participation to other parties, including affiliated or separately managed vehicles, in order to reduce concentration risk.
“Termination Fee” means a termination fee equal to three times the sum of (i) the annual Base Management Fee and (ii) annual Incentive Compensation, in each case, earned by the Manager during the 12-month period immediately preceding the most recently completed fiscal quarter prior to the Effective Termination Date. Notwithstanding anything contained herein to the contrary, any Termination Fee will be payable by the Company in cash and the obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.
“Termination Notice” has the meaning set forth in Section 10(b) hereof.
“Termination Without Cause” has the meaning set forth in Section 10(b) hereof.
(b)    As used herein, accounting terms relating to the Company not defined in Section 1(a) hereof and accounting terms partly defined in Section 1(a) hereof, to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “fiscal quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”
Section 2. Appointment and Duties of the Manager.
(a)    The Company hereby appoints the Manager to manage the investments and day to-day operations of the Company, subject at all times to the further terms and conditions set forth in this Agreement and such further limitations or parameters as may be imposed from time to time by the Board. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 7 hereof. The Manager shall make available the full benefit of the judgment, experience and advice of the Manager’s organization and staff with respect to the duties it will perform under this Agreement. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties. The Manager, in its capacity as manager of the investments and the operations of the Company, at all times will be subject to the supervision and direction of the Board and will have only such functions and authority as the Board may delegate to it, including managing the Company’s business affairs in conformity with the Investment Guidelines and policies that are approved and monitored by the Board. The Company and the Manager hereby acknowledge the recommendation by the Manager and the approval by the Board (including a majority of the Independent Directors), of the Investment Guidelines, including the Company’s investment strategy in the Investments. The Company and the Manager hereby acknowledge and agree that, during the term of this Agreement, any proposed changes to the Company’s investment strategy that would modify or expand the Investments may be recommended only by the Manager and shall require the approval of the Board (including a majority of the Independent Directors) and the Manager.
(b)    The Manager will be responsible for the day-to-day operations of the Company, and will perform (or cause to be performed) such services and activities relating to the investments and operations of the Company as may be appropriate, including:
(i)    forming the Investment Committee, which will have the following responsibilities: (A) reviewing investment opportunities presented to it by senior investment professionals of the Manager and (B) reviewing the Company’s investment portfolio for compliance with the Investment Guidelines at least on a quarterly basis, or more frequently as necessary;
(ii)    maintaining and preserving the books and records of the Company, including (A) maintaining a stock ledger reflecting a record of the Company’s stockholders and their ownership of the Company’s Capital Stock and (B) maintaining the accounting and other record-keeping functions relating at the investment and Company levels;
(iii)    serving as the Company’s consultant with respect to the periodic review of the Investment Guidelines and other parameters for the Company’s investments, financing activities and operations, any modification to which shall require the approval of the Board (including a majority of the Independent Directors) and the Manager;
(iv)    investigating, analyzing and selecting possible investment opportunities and originating, negotiating, acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the Investment Guidelines;
(v)    with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on the Company’s behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;
(vi)    negotiating and entering into, on the Company’s behalf, any contracts, deeds, agreements and instruments required for the Company to conduct the Company’s business;
(vii)    investigating, selecting, engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to the Company’s operations or investments (or potential investments);
(viii)    selecting joint venture and co-investment partners and opportunities, structuring the corresponding agreements, coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co investment partners;
(ix)    providing executive and administrative personnel, office space and office services required in rendering services to the Company;
(x)    administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company’s management as may be agreed upon from time to time by the Manager and the Board, including the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
(xi)    communicating on the Company’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meetings arrangements;
(xii)    counseling the Company in connection with the formulation and implementation of the Company’s policies and any policy decisions to be made by the Board;
(xiii)    evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with such strategies as so modified from time to time, with the Company’s qualification as a REIT and with the Investment Guidelines;
(xiv)    counseling the Company regarding the maintenance of the Company’s qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and causing the Company to qualify for taxation as a REIT;
(xv)    counseling the Company regarding the maintenance of the Company’s exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and causing the Company to maintain such exemption from such status;
(xvi)    furnishing reports and statistical and economic research to the Company regarding the Company’s activities and services performed for the Company by the Manager and if a transaction requires approval by the Board, furnishing to the Board all documents requested by it in its evaluation of the proposed transaction;
(xvii)    monitoring the operating performance of the Company’s investments and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;
(xviii)    investing and reinvesting any monies and securities of the Company (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses or payments of dividends or distributions to the Company’s stockholders) and making recommendations and advising the Company as to the Company’s capital structure and capital raising;
(xix)    causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries, and to conduct periodic compliance reviews with respect thereto;
(xx)    assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(xxi)    assisting the Company in complying with all regulatory requirements applicable to the Company in respect of the Company’s business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by any applicable securities exchange on which the securities of the Company may be listed;
(xxii)    assisting the Company in taking all necessary action to enable the Company to make required tax filings and reports, including soliciting information from the Company’s stockholders to the extent required by the provisions of the Code applicable to REITs;
(xxiii)    placing, or arranging for the placement of, all orders pursuant to the Manager’s investment determinations for the Company either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);
(xxiv)    handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations (other than with the Manager or its Affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board;

(xxv)    causing expenses incurred by the Company or on the Company’s behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;
(xxvi)    advising the Company with respect to and structuring long-term financing vehicles for the Company’s portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;
(xxvii)    serving as the Company’s consultant with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings undertaken by the Company, including (A) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, and (B) advising the Company with respect to obtaining appropriate financing for the Company’s investments;
(xxviii)    providing the Company with Portfolio Management Services and Monitoring Services;
(xxix)    arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business, and acting on behalf of the Company in connection with investor relations;
(xxx)    negotiating, selecting and maintaining reasonable insurance coverage on behalf of the Company;
(xxxi)    providing the Company will all necessary cash management services, including establishing and maintaining bank accounts on behalf of the Company pursuant to Section 4 hereof;
(xxxii)    causing the Company to comply with all applicable laws; and
(xxxiii)    performing such other services as may be required from time to time for management and other activities relating to the Company’s assets and business as the Board shall reasonably request or the Manager shall deem appropriate under the particular circumstances.
(c)    The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of Persons and firms as the Manager deems necessary or advisable in connection with the management and operations of the Company; provided that any such agreement shall be on terms and conditions substantially identical to the terms and conditions of this Agreement or otherwise not adverse to the Company. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. In addition, subject to the approval of the Board (which approval shall not be unreasonably withheld), the Manager is hereby authorized to enter into one or more sub-advisory agreements with other investment managers (each, a “Sub-Manager”) pursuant to which the Manager may obtain the services of the Sub-Manager(s) to assist the Manager in providing the investment advisory services required to be provided by the Manager under Section 2(a) hereof. Specifically, the Manager may retain a Sub-Manager to recommend specific securities or other investments based upon the Company’s Investment Guidelines, and work, along with the Manager, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Manager and the Company. The Manager, and not the Company, shall be responsible for any compensation payable to any Sub-Manager. Any sub-management agreement entered into by the Manager shall be in accordance with applicable laws. Nothing in this subsection (c) will obligate the Manager to pay any expenses that are the expenses of the Company under Section 2 hereof.
(d)    The Manager shall refrain from any action that (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any securities exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments. If the Manager is ordered to take any action by the Board, the Manager shall promptly notify the Board if it is the Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Instruments. In such event the Manager shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates, nor any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants and any Person providing sub-advisory services to the

Manager shall be liable to the Company, the Board, or the Company’s stockholders for any act or omission by the Manager or any of its Affiliates, except as provided in Sections 8 and 13 hereof.
(e)    The Company (including the Board) agrees to take all commercially reasonable actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, the listing requirements or rules and regulations of any applicable securities exchange on which the securities of the Company may be listed, the Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to prepare, or cause to be prepared, required financial statements or other information or reports with respect to the Company.
(f)    As frequently as the Manager may deem necessary or advisable, or at the direction of the Board, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, any reports and other information relating to any proposed or consummated investment as may be reasonably requested by the Company.
(g)    The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all materials and data necessary to complete such reports and other materials, including an annual audit of the Company’s books of accounts by a nationally recognized independent accounting firm.
(h)    The Manager shall prepare, or cause to be prepared, at the sole cost and expense to the Company, regular reports for the Board to enable the Board to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board.
(i)    Officers, employees, personnel and agents of the Manager and its Affiliates may serve as directors, officers, agents, nominees or signatories for the Company, to the extent permitted by their Governing Instruments, by this Agreement or by any resolutions duly adopted by the Board. When executing documents or otherwise acting in such capacities for the Company, such Persons shall indicate in what capacity they are executing on behalf of the Company. Without limiting the foregoing, while this Agreement is in effect, the Manager will provide the Company with a management team, whether its own employees or individuals for which it has contracted with other parties to provide services to the Manager’s clients, including a Chief Executive Officer and/or President, Chief Financial Officer and Managing Director of Origination, Investor Relations and Marketing or similar positions along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.
(j)    Subject to the overall supervision of the Board, the Manager shall have the power and authority on behalf of the Company to effect investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to incur debt financing, the Manager will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Manager to make investments on behalf of the Company through a special purpose vehicle, the Manager shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Guidelines.1The Manager, at its sole cost and expense, shall provide personnel for service on the Investment Committee.
(k)    The Manager, at its sole cost and expense, may maintain reasonable directors’ and officers’ liability insurance coverage and other insurance coverage, in the Manager’s sole discretion, in respect of its obligations and activities under, or pursuant to, this Agreement.
(l)    Notwithstanding the services provided by the Manager to the Company pursuant to this Agreement, the Manager shall be deemed to be an independent contractor. Unless otherwise expressly authorized or provided, the Manager shall not be authorized to manage the affairs of, act in the name of, or bind the Company. None of the Board or the Company shall be obligated to follow or accept any recommendation made by the Manager.

(m)    The Manager has adopted the Conflict of Interest Policy in order to identify, manage and disclose potential conflicts of interest in connection with the services provided by the Manager to its clients. The Manager acknowledges receipt of the Company’s Code of Business Conduct and Ethics, which includes the Company’s conflict of interest policy, and the Manager agrees to (i) use reasonable efforts to avoid any potential conflicts of interest, (ii) disclose the nature and source of any material conflict of interest to the Board and the Board’s Audit and Valuation Committee before undertaking a transaction on behalf of the Company and (iii) require the Persons who provide services to the Company to comply with the Code of Business Conduct and Ethics in the performance of such services hereunder or such comparable policies as shall in substance hold such Persons to at least the standards of conduct set forth in the Code of Business Conduct and Ethics. Circumstances may arise where there is a conflict of interest between the Manager and the Company, or between the Company and another client of the Manager. In the event of such conflict of interest, the Manager shall ensure that the conflict is managed fairly in accordance with the Conflict of Interest Policy. The Manager acknowledges and agrees that it shall not amend, restate, modify, supplement or waive the Conflict of Interest Policy without the approval of a majority of the entire Board (which must include a majority of the Independent Directors).
Section 3. Additional Activities of the Manager; Non-Solicitation; Restrictions.
(a) Except as provided in the last sentence of this Section 3(a), Section 3(b) and/or the Investment Guidelines and subject to the Conflict of Interest Policy and the Company’s Code of Business Conduct and Ethics, nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, (ii) in any way bind or restrict the Manager or any of its Affiliates or any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees or consultants from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, or any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees or consultants may be acting, (iii) obligate the Manager to dedicate any of its officers or personnel exclusively to the Company or (iv) obligate the Company’s officers to dedicate any specific portion of their time to the Company’s business. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others. The Company shall have the benefit of the Manager’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.
(b)    Certain investment opportunities, which may be suitable for the Company, may also be suitable for Ancillary SRT Entities and the Manager may allocate such investments and purchase such investments on behalf of Ancillary SRT Entities under such allocation process as the Manager deems reasonable under the circumstances in good faith.
(c)    In the event of a Termination Without Cause of this Agreement by the Company pursuant to Section 10(b) hereof, for two years after such termination of this Agreement, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any Person who has been employed by the Manager or any of its Affiliates at any time within the two-year period immediately preceding the date on which such Person commences employment with, or is otherwise retained by, the Company. The Company acknowledges and agrees that, in addition to any damages, the Manager shall be entitled to equitable relief for any violation of this Section 3(c) by the Company, including injunctive relief. Solely for purposes of this Section 3(c), if any Person who is a member, stockholder, manager, partner, trustee, personnel, officer, director or employee of the Manager or any of its Affiliates or provides sub-advisory services to the Manager is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such member, stockholder, manager, partner, trustee, personnel, officer, director and/or employee of the Manager or its Affiliate or such Person providing sub-advisory services to the Manager shall be deemed to be acting in such capacity solely for the Company, and not as a member, stockholder, manager, partner, trustee, personnel, officer, director or employee of the Manager or its Affiliate, a Person providing sub-advisory services to the Manager or under the control or direction of the Manager or its Affiliate, even if paid by the Manager or its Affiliate. The provisions of this Section 3(c) shall survive the expiration or earlier termination of this Agreement.

Section 4. Bank Accounts.
At the direction of the Board, the Manager may establish and maintain one or more bank accounts in the name of the Company (any such account, a “Company Account”), and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board may approve; provided that no funds shall be commingled with the funds of the Manager and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of the Company.
Section 5. Records; Confidentiality.
The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of accounts and records shall be accessible for inspection by the Board and by legal counsel, auditors and authorized representatives of the Company at any time from time to time during normal business hours upon reasonable advance notice. The Manager shall at all reasonable times have access to the books and records of the Company. The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (such information, “Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (a) to its Affiliates, (b) to its and its Affiliates’ respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants, agents, accountants, legal counsel, representatives or advisors, in each case, where the Manager deems disclosure to be necessary for providing its services under this Agreement, (c) to appraisers, financing sources and others in the ordinary course of the Company’s business ((a), (b) and (c) collectively, “Manager Permitted Disclosure Parties”), (d) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors (subject to compliance with Regulation FD, if applicable) or (e) with the consent of the Board. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and instruct the Manager Permitted Disclosure Parties to keep such information confidential. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency or to the extent required by applicable laws or regulations, (ii) upon the request or demand of any governmental or regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however, that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will provide the Company with prompt written notice of such order, request or demand so that the Company may seek, at its sole expense, an appropriate protective order and/or waive the Manager’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is required to disclose Confidential Information pursuant to such order, request or demand, the Manager may disclose only that portion of such information that is legally required without liability hereunder; provided, that the Manager agrees, subject to reimbursement by the Company of the Manager’s expenses, to exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager; (B) is released by the Company to the public or to Persons who are not under similar obligation of confidentiality to the Company; or (C) is obtained by the Manager from a third party that, to the best of the Manager’s knowledge, has not breached an obligation of confidence with respect to the Confidential Information disclosed. The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement for a period of one year.
Section 6. Compensation.
(a)    For the services rendered under this Agreement, the Company shall pay the Base Management Fee and, subject to the Clawback Obligation pursuant to Section 6(d), the Incentive Compensation to the Manager. The Manager will not receive any compensation from the Company for the period prior to the Effective Date other than expenses incurred and to be reimbursed pursuant to Section 7 hereof (excluding, for the avoidance of doubt, any expenses related to the Company’s formation and initial offering of equity of which the Manager did not have a role).
(b)    The parties acknowledge that the Base Management Fee is intended to compensate the Manager for certain expenses it will incur pursuant to this Agreement that are not otherwise reimbursable under Section 7 hereof, in order for the Manager to provide the Company the investment advisory services and certain general management services rendered under this Agreement.
(c)    The Base Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the fiscal quarter in which this Agreement becomes effective. If applicable, the initial and final installments of the Base

Management Fee shall be prorated based on the number of days during the initial and final fiscal quarter, respectively, that this Agreement is in effect. Each quarterly installment of the Base Management Fee (each, a “Management Fee Installment”) shall be computed and paid as follows:
(i) The Manager shall calculate a preliminary estimate for the Management Fee Installment, and deliver such calculation to the Board, for informational purposes only, within ten days following the last day of each fiscal quarter. The Company shall pay the Manager between 80 to 90% (at the Company’s sole discretion) of the preliminary estimate of the Management Fee Installment (such payment, the “Preliminary Management Fee Payment”) in cash within five Business Days after the date of delivery to the Board of such computations.
(ii) The Manager shall calculate and finalize the Management Fee Installment amount (the “Final Management Fee Amount”), and deliver such calculation to the Board, for informational purposes only, within 30 days following the last day of each fiscal quarter. If the Final Management Fee Amount is greater than the Preliminary Management Fee Payment, the Company shall pay the Manager the Final Management Fee Amount, less the Preliminary Management Fee Payment, in cash within five Business Days after the date of delivery to the Board of such computations. If the Final Management Fee Amount is less than the Preliminary Management Fee Payment, the Manager shall reimburse the Company the amount by which the Preliminary Management Fee Payment exceeded the Final Management Fee Amount in cash within five Business Days after the date of delivery to the Board of such computations.
(d)    The Incentive Compensation shall be payable in arrears, in quarterly installments commencing with the fiscal quarter in which this Agreement becomes effective, based upon the Company’s Core Earnings for the applicable fiscal quarter. The Incentive Compensation will be subject to a Hurdle Rate, measured quarterly and expressed as a rate of return on the Company’s Adjusted Capital as of the last day of the fiscal quarter immediately preceding the fiscal quarter for which the Incentive Compensation is being calculated. Subject to Section 6(f)(ii), once Incentive Compensation is earned and paid, such Incentive Compensation is not refundable, notwithstanding any losses incurred in subsequent periods by the Company, except that, with respect to any specified fiscal year of the Company, if the Company’s aggregate Core Earnings for such fiscal year do not exceed the amount equal to the product of (i) the Hurdle Rate for such fiscal year and (ii) Adjusted Capital as of the last day of the immediately preceding fiscal year (such amount, the “Annual Hurdle Amount”), the Manager shall have an obligation (the “Clawback Obligation”) to pay to the Company an amount (the “Clawback Amount”) equal to the aggregate Incentive Compensation that was earned and paid to the Manager during such fiscal year; provided that under no circumstances shall the Clawback Amount be more than the amount to which the Annual Hurdle Amount exceeds the Company’s aggregate Core Earnings for the specified fiscal year. For the avoidance of doubt, the Clawback Obligation shall be determined annually and any Incentive Compensation earned during a specified fiscal year of the Company shall not be subject to the Clawback Obligation with respect to the Incentive Compensation earned during any prior or subsequent fiscal year of the Company.
(e)    For purposes of computing the Incentive Compensation, the calculation methodology will look through derivatives or swaps as if the Company owned the reference assets directly. Therefore, net interest, if any, associated with a derivative or swap (which represents the difference between (i) the interest income and fees received in respect of the reference assets of the derivative or swap and (ii) the interest expense paid by the Company to the derivative or swap counterparty) will be included in the calculation of Core Earnings for purposes of the Incentive Compensation.
(f)    If applicable, the initial and final installments of the Incentive Compensation and any component thereof shall be prorated based on the number of days during the initial and final fiscal quarter, respectively, that this Agreement is in effect. If applicable, the aggregate Core Earnings, the Annual Hurdle Amount, the Clawback Amount and any components thereof for the initial and final fiscal years that this Agreement is in effect shall be prorated based on the number of days during the initial and final fiscal years, respectively, that this Agreement is in effect. Each quarterly installment of the Incentive Compensation (each, an “Incentive Compensation Installment”) and the Clawback Amount, if any, shall be computed and paid as follows:
(i) The Manager shall calculate a preliminary estimate for the Incentive Compensation Installment, and deliver such calculation to the Board, for informational purposes only, within ten days following the last day of each fiscal quarter. The Company shall pay the Manager between 80 to 90% (at the Company’s sole discretion) of the preliminary estimate of the Incentive Compensation Installment (such payment, the “Preliminary Incentive Compensation Payment”) in cash within five Business Days after the date of delivery to the Board of such computations.

(ii) The Manager shall calculate and finalize the Incentive Compensation Installment amount (the “Final Incentive Compensation Amount”), and deliver such calculation to the Board, for informational purposes only, within 45 days following the last day of each fiscal quarter. Subject to the Manager’s Clawback Obligation and Section 6(f)(iii), if the Final Incentive Compensation Amount is greater than the Preliminary Incentive Compensation Payment, the Company shall pay the Manager the Final Incentive Compensation Amount, less the Preliminary Incentive Compensation Payment, in cash within five Business Days after the date of delivery to the Board of such computations. Subject to the Manager’s Clawback Obligation and Section 6(f)(iii), if the Final Incentive Compensation Amount is less than the Preliminary Incentive Compensation Payment, the Manager shall reimburse the Company the amount by which the Preliminary Incentive Compensation Payment exceeded the Final Incentive Compensation Amount in cash within five Business Days after the date of delivery to the Board of such computations.
(iii) The Manager shall compute the aggregate Core Earnings, the Annual Hurdle Amount and the Clawback Amount, if any, for each fiscal year within 45 days after the end of the applicable fiscal year. A copy of the computations made by the Manager to calculate any installment of Incentive Compensation, aggregate Core Earnings, Annual Hurdle Amount and any Clawback Amount shall thereafter, for informational purposes only, promptly be delivered to the Board. The Manager shall pay the Company the Clawback Amount, if any, within five Business days after the date of delivery to the Board of the computations of such Clawback Amount.
(g)    To the extent permitted by applicable law, the Manager may elect, or the Company may adopt a deferred compensation plan pursuant to which the Manager may elect, to defer all or a portion of its fees and compensation hereunder for a specified period of time.
(h)    Subject to the approval of a majority of the entire Board (which must include a majority of the Independent Directors) and prior to the occurrence of an underwritten initial public offering of the Common Stock of the Company under the Securities Act, the Company shall establish an equity incentive plan (as may be amended, restated, supplemented or otherwise modified from time to time, the “Plan”) for shares of Common Stock. It being understood that certain officers, directors and employees of the Manager and its Affiliates shall be eligible to receive stock option incentive compensation under such plan on terms as shall be agreed between the Manager and the Board (including a majority of the Independent Directors).
(i)    For the avoidance of doubt, any compensation previously earned by the Manager for services rendered prior to the Effective Date under the Original Agreement shall be calculated and payable pursuant to the terms of, and in accordance with, the Original Agreement. Upon the Effective Date, all compensation earned by the Manager for services rendered on or after the Effective Date shall be calculated and payable pursuant to the terms of, and in accordance with, this Agreement.
Section 7. Expenses of the Company.
(a)    The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates paid or incurred on behalf of the Company, excepting only those expenses that are specifically the responsibility of the Manager pursuant to this Section 7 or otherwise excluded pursuant to Section 7(g). Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company shall be paid or reimbursed by the Company and shall not be borne by the Manager or Affiliates of the Manager:
(i)  all ongoing organizational costs, including but not limited to, expenses in connection with the issuance and transaction costs incident to the origination, acquisition, disposition and financing of the investments of the Company;
(ii)  costs of legal, financial, tax, accounting, servicing, due diligence, consulting, auditing and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts that are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;
(iii) the compensation and expenses of the Company’s directors, the cost of liability insurance to indemnify the Company’s directors and officers, directors and officers/errors and omissions liability insurance, and any other insurance premium;
(iv)  costs associated with the establishment and maintenance of any financing arrangements or other indebtedness of the Company (including interest and other costs for borrowed money, commitment fees,

accounting fees, legal fees, closing and other similar costs) or the issuance, offering, distribution or listing of any of the Company’s securities (including selling commissions and fees, advertising expenses and any listing and registration fees);
(v)  expenses connected with communications to holders of the Company’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing reports required by governmental entities, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s securities on any securities exchange, the fees payable by the Company to any such securities exchange in connection with any such listing, costs of preparing, printing and mailing any reports of the Company to the Company’s stockholders and proxy materials, if any, with respect to any meeting of the Company’s stockholders;
(vi)  costs associated with any computer software or hardware, electronic equipment or purchased information technology service from a third-party vendor that is used for the Company;
(vii)  expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the services provided hereunder, including in connection with any purchase, financing, refinancing, sale or other disposition of an investment or any of the Company’s securities offerings;
(viii)  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;
(ix)    compensation and expenses of the Company’s custodian and transfer agent, if any;
(x)    the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;
(xi)    all federal, state and local taxes and license fees;
(xii)   all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;
(xiii)   costs and expenses incurred in contracting with third parties;
(xiv)  all other costs and expenses relating to the Company’s business and investment operations, including the costs and expenses of selecting, evaluating, originating, acquiring, owning, protecting, maintaining, developing and disposing of investments (whether or not consummated), including appraisal, reporting, audit and legal fees;
(xv)    expenses (including the Company’s pro rata portion of rent, telephone, printing, mailing, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses) relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for the Company or the investments of the Company, the Manager or their Affiliates required for the operation of the Company.
(xvi)   expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including in connection with any dividend reinvestment plan;
(xvii)  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any director or officer of the Company in his capacity as such for which the Company is required to indemnify such director or officer by any court or governmental agency;
(xviii)  expenses connected with calculating the Company’s Core Earnings, Equity and/or net asset value (including the cost and expenses of any independent valuation firm);
(xix)    expenses of organizing, redomesticating, merging, liquidating or dissolving the Company, selling equity interest in the Company, or amending the Governing Instruments of the Company; and
(xx)     all other expenses actually incurred by the Manager (except as otherwise specified herein) that are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

(b)    The Company shall have no obligation to pay, or reimburse the Manager or its Affiliates for, the salaries and other compensation of the Manager’s investment professionals who provide services to the Company under this Agreement, except that the Company shall pay, or reimburse the Manager or its Affiliates, as applicable, for, the Company’s fair and equitable allocable share of the compensation, including annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) subject to review by the Compensation Committee of the Board, the Manager’s personnel serving as Chief Executive Officer (except when the Chief Executive Officer serves as a member of the Investment Committee prior to the consummation of an Internalization Transaction), General Counsel, Chief Compliance Officer, Chief Financial Officer, Chief Marketing Officer, Managing Director and any other officer of the Company based on the percentage of his or her time spent devoted to the Company’s affairs and (ii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of the Manager and its Affiliates who spend all or a portion of their time managing the Company’s affairs, with the allocable share of the compensation of such personnel described in this clause (ii) being as reasonably determined by the Manager to appropriately reflect the amount of time spent devoted by such personnel to the Company’s affairs. For the avoidance of doubt, the service by any personnel of the Manager and its Affiliates as a member of the Investment Committee will not, by itself, dispositive in the determination as to whether such personnel is deemed “investment personnel” of the Manager and its Affiliates. The Manager shall provide the Company with such written detail as the Company may reasonably request to support the determination of the Company’s share of such costs. It being understood that, for the avoidance of doubt, the limitation contained in this Section 7(b) shall not apply to any equity-based incentive compensation payable or granted by the Company, including, without limitation, such equity-based incentive compensation made pursuant to the Plan.
(c)    The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.
(d)    Costs and expenses paid or incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager and shall be made regardless of whether any cash distributions are made to the Company’s stockholders. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within 30 days after the end of each month. Subject to review by the Compensation Committee of the Board pursuant to Section 7(b)(i), the Company shall pay all amounts payable to the Manager pursuant to this Section 7(d) in cash within five Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursements to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.
(e)    Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional monies is proven by the Company to have been required as a direct result of the Manager’s acts or omissions that result in the right of the Company to terminate this Agreement pursuant to Section 12 of this Agreement, the Manager shall not be required to expend money (“Excess Funds”) in connection with any expenses that are required to be paid for or reimbursed by the Company pursuant to this Agreement in excess of that contained in any applicable Company Account or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 10(b) of this Agreement to terminate this Agreement due to unsatisfactory performance by the Manager that is materially detrimental to the Company taken as a whole.
(f)    Should the Board request that the Manager, any Affiliate of the Manager or any director, officer or employee thereof render services for the Company other than as set forth in Section 2 hereof, such additional services, if the Manager elects to perform them, shall be separately compensated at such rates and in such amounts as shall be agreed upon by the Manager and the Board, subject to the limitations contained in the Company’s Governing Instruments; provided that such separate compensation shall not exceed an amount that would be payable to non-Affiliated third parties for similar services pursuant to an agreement negotiated on an arm’s-length basis, and shall not be deemed to be services pursuant to the terms of this Agreement.
(g)    Notwithstanding anything to the contrary herein, the Company shall not be responsible for the reimbursement or payment of the Company’s costs and expenses pertaining to its operations prior to the Effective Date (collectively, the “Prior Expenses”), of which the Manager did not have a role, except that the Company shall pay, or reimburse the

Principals for, the Prior Expenses paid or payable to third-party lawyers, accountants and valuation consultants. It being understood that any Prior Expenses not borne by the Company are intended to borne by the Principals.
Section 8. Limits of the Manager’s Responsibility.
(a)    The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Manager, including as set forth in the Investment Guidelines. The Manager and its Affiliates, and any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants and any Person providing sub-advisory services to the Manager, will not be liable to the Company, the Board or the Company’s stockholders for any acts or omissions by any such Person (including errors that may result from ordinary negligence, such as errors in the investment decision making process or in the trade process) performed in accordance with and pursuant to this Agreement, except by reason of acts or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants and any Person providing sub-advisory services to the Manager (each, a “Manager Indemnified Party”), of and from any and all losses, damages, liabilities, demands, charges and claims of any nature whatsoever and any and all expenses, costs and fees related thereto (including reasonable attorneys’ fees and amounts reasonably paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)) (collectively, “Losses”) incurred by the applicable Manager Indemnified Party in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Agreement, in each case, to the extent not fully reimbursed by insurance.
(b)    The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, and the directors, officers and stockholders of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party” and, together with a Manager Indemnified Party, an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or (ii) any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager, in each case to extent not fully reimbursed by insurance.
(c)    In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have hereunder, unless the indemnifying party’s ability to defend in such Claim or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent such indemnifying party is thereby actually so prejudiced. Upon receipt of such notice of a Claim (together with such documents and information from such Indemnified Party as is reasonably available to the Indemnified Party and is reasonably necessary or appropriate to determine whether and to what extent the Indemnified Party is entitled to indemnification), the indemnifying party shall, at its sole cost and expense, have the right to defend in good faith any such Claim with counsel reasonably satisfactory to such Indemnified Party; provided, however, that the indemnifying party shall notify the Indemnified Party of any such decision to defend within 15 days following receipt of notice of any such Claim under this Section 8(c). The Indemnified Party will be entitled to participate but, subject to the next sentence, not control, the defense of any such action, with its own counsel and at its own expense. Such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably concludes, based upon an opinion of counsel approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed, that the Indemnified Party may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Claim, (ii) such Indemnified Party reasonably concludes, based upon an opinion of counsel approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between such Indemnified Party and the indemnifying party, or (iii) if the indemnifying party fails to assume the defense of such Claim in a timely manner, such Indemnified Party shall be entitled to be represented by separate legal counsel of such Indemnified Party’s choice, subject to the prior approval of the indemnifying party, which approval shall not be unreasonably withheld or delayed, at the expense of the indemnifying party. The indemnifying party shall not, without the prior written consent of such Indemnified Party, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against such Indemnified Party or enter into any settlement or compromise of a claim against such Indemnified Party which (i) includes an admission of fault of such Indemnified Party, (ii) does not include, as an unconditional term thereof, the full release of such Indemnified Party from all liability in respect of such Claim, which release shall be in form and substance reasonably satisfactory to such Indemnified Party or (iii) would impose any Losses, judgment, fine, penalty or limitation on such Indemnified Party. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 8 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 8.
(d)    The rights of indemnification provided in this Section 8 will be in addition to any rights to which an Indemnified Party may otherwise be entitled by contract or as a matter of law, and shall extend to each of its or his or her heirs, successors and permitted assigns. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement until the date that any Indemnified Party is no longer subject to any actual or probable Claim (including any rights of appeal thereto) of which indemnification may be sought by such Indemnified Party pursuant to this Section 8.
Section 9. No Joint Venture.
The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
Section 10. Term; Renewal; Termination Without Cause.
(a)    This Agreement shall become effective on the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the third anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with Section 10(b) or Section 10(c), respectively.
(b)    Notwithstanding any other provision of this Agreement to the contrary, upon the expiration of the Initial Term or any Automatic Renewal Term and upon 180 days’ prior written notice to the Manager (the “Termination Notice”), the Company may, without cause, in connection with the expiration of the Initial Term or the then current Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”) upon the affirmative vote of at least two-thirds of the Independent Directors that there has been unsatisfactory performance by the Manager that is materially detrimental to the Company taken as a whole. In the event of a Termination Without Cause, the Company shall pay the Manager the Termination Fee before or on the last day of the Initial Term or such Automatic Renewal Term, as the case may be (the “Effective Termination Date”).
(c)    No later than 180 days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 10(c).
(d)    Except as set forth in this Section 10, a nonrenewal of this Agreement pursuant to this Section 10 shall be without any further liability or obligation of either party to the other, except as provided in Sections 5, 7, 8, 10(b), 10(c), 12(b), 13 and 16(e) hereof.
(e)    If applicable, the Manager shall cooperate with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new manager.
(f)    The Company and the Manager each agree that it is their intention that if the Agreement is not terminated in the manner set forth in this Section 10 or Section 12, then the Company and the Manager (or the equity owners of the Manager) may effect an Internalization Transaction pursuant to Section 15 upon the Company’s Equity equaling or exceeding $1,000,000,000.

Section 11. Assignments.
(a)    Assignments by the Manager. This Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the approval of a majority of the Independent Directors. Any permitted assignment (including to an Affiliate of the Manager as set forth below) shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the assignee shall be liable to the Company for all of its errors or omissions upon such permitted assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding anything to the contrary in this Agreement, the Manager may, without the approval of the Company’s Independent Directors, (i) assign this Agreement to an Affiliate of the Manager and (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as assignment or delegation does not require the Company’s approval under the Investment Company Act (but if such approval is required, the Company shall not unreasonably withhold, condition or delay its consent). Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement. To the fullest extent permitted by law, this Agreement may not be assigned (within the meaning of the Investment Advisers Act of 1940, as amended) by the Manager without the consent of the Company.
(b)    Assignments by the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.
Section 12. Termination for Cause.
(a)    The Company may terminate this Agreement effective upon 30 days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if (i) the Manager, its agents or its assignees breaches any material provision of this Agreement and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Manager takes steps to cure such breach within 30 days of the written notice), (ii) there is a commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) any Manager Change of Control occurs that a majority of the Independent Directors determines is materially detrimental to the Company taken as a whole, (iv) the Manager is dissolved, or (v) the Manager commits fraud against the Company, misappropriates or embezzles funds of the Company, or acts, or fails to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (v) are caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such Person and cures the damage caused by such actions or omissions within 30 days of the Manager’s actual knowledge of its commission or omission, the Company shall not have the right to terminate this Agreement pursuant to this Section 12(a)(v).
(a)    The Manager may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 12(b).
(b)    The Manager, at its sole option, may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay the Termination Fee.
Section 13. Actions Upon Termination.
From and after the effective date of termination of this Agreement pursuant to Sections 10, 11, or 12 hereof, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 12(b) hereof or not renewed pursuant to Section 10(b) hereof, the Termination Fee. Upon any such termination, the Manager shall forthwith:
(a)    after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement;
(b)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company; and
(c)    deliver to the Board all property and documents of the Company then in the custody of the Manager. The provisions of this Section 13 shall survive the expiration or earlier termination of this Agreement.
Section 14. Release of Money or Other Property Upon Written Request.
The Manager agrees that any money or other property of the Company held by the Manager shall be held by the Manager as custodian for the Company, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board, or the Company’s stockholders for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section 14. The Company shall indemnify the Manager and its Affiliates, and any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants and any Person providing sub-advisory services to the Manager against any and all Losses that arise in connection with the Manager’s proper release of such money or other property to the Company in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager and its Affiliates, and any of their respective members, stockholders, managers, partners, trustees, personnel, officers, directors, employees, consultants and any Person providing sub-advisory services to the Manager to indemnification under Section 8 hereof.
Section 15. Internalization of the Manager.
(a) Notwithstanding any other provision of this Agreement, upon the date on which the Company’s Equity equals or exceeds $1,000,000,000 (or reasonably promptly thereafter), the Company may, at its election, provide the Manager with a written offer for an Internalization Transaction between the Company and the Manager on such terms and conditions included in such written offer provided by the Company. The initial offer price will be as determined by a special committee of the Company’s Board consisting solely of the Company’s Independent Directors (the “Internalization Committee”). Upon receipt of the Company’s initial Internalization Transaction offer, the Manager may accept the Company’s proposal or submit a counter offer to the Company. If the Company and the Manager agree upon an Internalization Price pursuant to this Section 15(a), the Company shall seek satisfaction of the conditions set forth in Section 15(c).
(b) If an Internalization Transaction is not consummated pursuant to Section 15(a), the Manager and the Company shall enter into good faith negotiations for the consummation of an Internalization Transaction with an Internalization Price to be agreed. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, if the Internalization Price of an Internalization Transaction has not been agreed upon prior to the date that is the three-month anniversary of the date on which the Company’s Equity first equals or exceeds $1,000,000,000 (the “Internalization Trigger Anniversary Date”), then the Company shall have the right, but not the obligation, to consummate an Internalization Transaction, effective as of the Internalization Trigger Anniversary Date, at an Internalization Price equal to five times the sum of (i) the annual Base Management Fee (without giving effect to any Base Management Fee Rebate), (ii) the annual Incentive Compensation and (iii) the aggregate amount of Outside Fees less the Base Management Fee Rebate, in each case, earned by the Manager during the 12-month period immediately preceding the last day of the most recently completed fiscal quarter. In the event an Internalization Transaction is consummated, at the time of consummation of such Internalization Transaction, all assets of the Manager or, alternatively, 100% of the outstanding equity interests in the Manager shall be conveyed to and acquired by the Company in exchange for the Internalization Price, computed in accordance with paragraph (e) below and payable pursuant to paragraph (d) below, the Company shall succeed to all customer, employment and other relationships or contracts then possessed by the Manager. as applicable, and the Manager shall discontinue all business activities. The parties expressly agree that an Internalization Transaction shall be in lieu of any termination of this

Agreement and the payment of any Termination Fee, it being the express intention of the parties that no Termination Fee shall be payable in the event of expiration of this Agreement upon the consummation of an Internalization Transaction, and, instead, the Company shall acquire the business of the Manager at that time for the Internalization Price determined in accordance with Section 15(e) of this Agreement. The parties mutually agree to execute such additional agreements, documents and instruments as may be reasonably required to effect the Internalization Transaction and convey the Manager’s assets (or the equity interests in the Manager) to the Company.
(c) Consummation of any Internalization Transaction agreed to between the Company and the Manager is conditioned upon the satisfaction of the following conditions, any of which may be waived by the Company in its sole discretion:
(i) The Company’s receipt of a fairness opinion from a nationally-recognized investment banking firm to the effect that the consideration to be paid by the Company for the assets and equity of the Manager is fair, from a financial point of view, to stockholders of the Company who are not affiliated with the Manager or its Affiliates;
(ii) The approval of the acquisition by the Internalization Committee; and
(iii) The approval of Company stockholders holding a majority of the votes cast on such Internalization Transaction proposal at a meeting of stockholders duly called and at which a quorum is present.
(d) The Internalization Price paid to the Manager in any Internalization Transaction may be payable in cash, shares of Common Stock or a combination at the discretion of the Board. The value of any Common Stock paid as partial or full consideration of any Internalization Transaction shall be calculated based on the volume-weighted average of the closing market price of the Common Stock for the ten consecutive trading days immediately preceding the date with respect to which value must be determined; provided, however, that if the Company’s Common Stock is not traded on a securities exchange at the time of closing of any such Internalization Transaction, then the number of shares of Common Stock shall be determined by agreement between the Board and the Manager or, in the absence of such agreement, the Internalization Price shall be paid in cash.
(e) Upon any Internalization Transaction pursuant to this Section 15, the Manager shall not be entitled to the receipt of any Termination Fee. The “Internalization Price” shall be determined as follows: (A) if an Internalization Transaction occurs prior to the Internalization Trigger Anniversary Date, the Internalization Price shall be equal to the price agreed upon by the Company and the Manager pursuant to Section 15(a) or Section 15(b), as applicable; and (B) if an Internalization Transaction occurs as of the Internalization Trigger Anniversary Date pursuant to Section 15(b), the Internalization Price shall be equal to five times the sum of (i) the annual Base Management Fee (without giving effect to any Base Management Fee Rebate), (ii) the annual Incentive Compensation and (iii) the aggregate amount of Outside Fees less the Base Management Fee Rebate, in each case, earned by the Manager during the 12-month period immediately preceding the last day of the most recently completed fiscal quarter, with no Board or Manager discretion to change such Internalization Price.
Section 16. Miscellaneous.
(a) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by email or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 16):
The Company:    Sunrise Realty Trust, Inc.
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL 33401
Attention: Brian Sedrish
Chief Executive Officer
Email: BSedrish@sunriserealtytrust.com

with a copy to:    O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention: Jeeho Lee
Email: jeeholee@omm.com
The Manager:    Sunrise Manager LLC
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL 33401
Attention: Anna Kim
Chief Legal Officer
Email: Akim@sunriserealtytrust.com
with a copy to:    O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention: Jeeho Lee
Email: jeeholee@omm.com
(b)    Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.
(c)    Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(d)    Amendments. This Agreement, and any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto, or their respective successors or permitted assigns.
(e)    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR RULES OF SUCH STATE. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(g)    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party granting such waiver.
(h)    Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(i)    Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile or electronic (PDF) signatures), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(j)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Management Agreement as of the date first written above.

SUNRISE REALTY TRUST, INC.

By:	/s/ Brandon Hetzel
Name: Brandon Hetzel
Title: Chief Financial Officer

SUNRISE MANAGER LLC

By:	/s/ Leonard Tannenbaum
Name: Leonard Tannenbaum
Title: Manager
SIGNATURE PAGE TO MANAGEMENT AGREEMENT

Exhibit A
Investment Guidelines
1. No investment shall be made that would prevent the Company from being able to elect to qualify as a REIT under the Code or, following such an election, cause the Company to fail to qualify as a REIT under the Code.
2. No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act.
3. The Company’s investments shall be in the Target Investments. Notwithstanding the foregoing, this paragraph 3 shall not prohibit the Manager from causing the Company to invest in (i) debt securities (including seller notes) with characteristics similar to the Investments, or (ii) the types of assets described in paragraph 4 below until appropriate investments described in this paragraph 3 are identified.
4. Until appropriate investments are identified, the Manager may cause the Company to invest its available cash in interest-bearing, short-term investments, including money market accounts or funds, commercial mortgage-backed securities, corporate bonds, debt and equity interests of REITs and other investments, in each case subject to the requirements set forth in paragraphs 1 and 2 above.
5. All investments by the Company require the approval of the Investment Committee.
These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) and the Manager without the approval of the Company’s stockholders.

Exhibit B
Conflict of Interest Policy
[See attached.]

Conflict of Interest Policy
Sunrise Manager LLC
1.    Introduction
This Conflict of Interest Policy (the “Policy”) has been prepared for Sunrise Manager, LLC (as used in this Policy, “Sunrise Manager” or the “Manager”). This Policy sets out the Manager’s conflict of interest policies and procedures relating to its investment advisory activities and is to be used as a guide for compliance with applicable legal standards, the federal securities laws, and the Manager’s policies. This Policy is for the exclusive use of Sunrise Manager personnel and is not to be copied, reproduced, or distributed to any person who is not employed by Sunrise Manager without the express written permission of the Manager’s Chief Compliance Officer (the “Chief Compliance Officer”). Questions regarding the Policy’s contents are to be directed to Chief Compliance Officer.
For purposes of this Policy, the Manager’s client is Sunrise Realty Trust, Inc., which it manages (the “Clients”). In our capacity as investment managers to our Clients, we act as fiduciaries and thus owe them a series of duties, including a general duty to act at all times in their best interest and avoid actual and apparent conflicts of interest. We are filing an application to be registered with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Investment Advisers Act of 1940, as amended (“Advisers Act”). As a registered investment adviser, we will be required to comply with the requirements set forth under the Advisers Act, the rules adopted thereunder and certain SEC interpretive positions applicable to registered investment advisers.
This Policy describes in general terms the requirements for complying with the federal securities laws that we all must follow and our policies and procedures for complying with these requirements. The Policy applies to each of (i) the partners, members, owners, principals, directors, officers, supervisors, employees of Sunrise Manager; and (ii) any other person who provides investment advice on behalf of the Manager and is subject to the supervision and control of the Manager (collectively, the “Covered Persons”). Without limitation of the foregoing, “Covered Persons” shall also include any other person deemed by the Chief Compliance Officer to be a Covered Person for purposes of the Policy (provided in the case of each of the foregoing that such person is notified in writing of such determination by the Chief Compliance Officer or his designee).
Violation of the Advisers Act or any of the other laws, rules, and regulations to which Sunrise Manager is subject may result in penalties being imposed on the Manager and/or its Covered Persons by one or more regulatory agencies, and, in addition, may subject the Manager and its Covered Persons to civil liabilities. The penalties may be severe, including life-long expulsion from the securities industry and significant monetary fines.
The Manager has designated Anna Kim as the Chief Compliance Officer who has overall responsibility for implementing and monitoring this Policy and, when applicable, the Manager’s overall compliance program, including ensuring the effectiveness of the policies and procedures contained in this Policy. The Chief Compliance Officer may delegate certain responsibilities, including, without limitation, the granting or withholding of any consents or pre-approvals required by this Policy, or the making of other determinations pursuant to this Policy, to one or more other Covered Persons acting under the supervision of the Chief Compliance Officer (or under the supervision of another person designated by the Chief Compliance Officer), but shall retain overall responsibility for the Manager’s compliance program. Notwithstanding the foregoing, in the event that the Chief Compliance Officer personally is required to obtain any consents, pre-approvals or other determinations pursuant to the Policy that would, with respect to any other Covered Person, be made by the Chief Compliance Officer herself, then in such cases the Manager’s Chief Financial Officer shall be responsible for granting or making any such consents, pre-approvals or other determinations with respect to the Chief Compliance Officer.
If a Covered Person suspects that the Manager’s procedures are being violated, or discovers any “red flags” suggesting a possible violation of Firm policies or procedures or the securities laws or regulations, then such Covered Person must promptly report the matter to the Manager’s Chief Compliance Officer or to an anonymous hotline whistleblower. The Manager’s Chief Compliance Officer in coordination with legal and/or the covered person’s supervisor shall promptly investigate the matter and take such action, if any, as he or she believes is appropriate to prevent any further violations while the investigation is ongoing. Such action may include, but is not limited to, subjecting the suspected Covered Person(s) to enhanced supervision, implementing revised procedures, or temporarily removing the suspect Covered Person(s) from his or her position until the investigation is completed. Once the investigation is completed, the Chief Compliance Officer in coordination with legal and/or the covered person’s supervisor will determine whether any action should be taken, and, if so, what that action should be.

Each Covered Person must retain a copy of this Policy, review it carefully, and sign an initial statement acknowledging receipt and review of the Policy. Annually thereafter, Covered Persons will be required to complete a compliance certification and sign a statement attesting to his or her continued compliance.
The Policy may be updated and amended periodically, and additional compliance material to supplement this Policy may be provided to Covered Persons by the Manager. Covered Persons are required to review and retain this Policy and any such updates and supplements. All such updates and supplements are considered part of this Policy, as are any amended versions of this Policy that may be provided by the Manager to Covered Persons. The Manager expects Covered Persons to be at all times thoroughly familiar with the Manager’s policies and procedures set forth herein. It is each Covered Person’s responsibility to review the Policy and any updates or supplements (or amended versions of this Policy) from time to time to ensure that such Covered Person is in compliance. Any Covered Person who fails to comply with the Manager’s procedures is subject to immediate disciplinary action by the Manager, including, at its sole discretion, heightened supervision, fines or termination.
All requests for an exception to a policy or procedure contained in the Policy must be made in writing to the Chief Compliance Officer. The Chief Compliance Officer will review the facts and circumstances of the request and communicate any decision regarding the request back to the requestor in writing. The Chief Compliance Officer will keep a record of both the request and the decision.
This Policy cannot cover every possible situation that may arise in the course of conducting our business. If you are uncertain about how to react to a particular circumstance, please contact the Chief Compliance Officer.
2.    General Overview of the Advisers Act
2.1    Fiduciary Duty
The SEC, other regulatory bodies, and the courts have consistently construed the laws and regulations governing investment advisers as imposing a “fiduciary duty” on them with respect to their dealings with Clients. It is the policy of Sunrise Manager to act in a manner consistent with this position. Acting as a fiduciary requires that an investment adviser, consistent with its other statutory and regulatory obligations, act solely in the Client’s best interests when providing investment advice and engaging in other activities on behalf of the Client.
Among the specific fiduciary obligations that an investment adviser has are:
    A duty to have a reasonable, independent basis for its investment decisions;
    A duty to ensure that its investment decisions are suitable and appropriate given each client’s objectives, needs, and circumstances;
    A duty to refrain from entering into transactions, including personal securities transactions, that are inconsistent with client interests;
    A duty to permit clients to benefit from investment opportunities before the investment adviser; and
    An obligation to be loyal to clients.
2.2    Conflicts of Interest
Potential or actual conflicts of interest may arise between the Manager or its affiliates and Clients under certain circumstances. The Manager’s policy is to protect the interests of each Client and to place the Client’s interests first and foremost in each and every situation. Circumstances may also arise where there is a conflict of interest between the Clients. In the event of such conflict of interest, the Manager shall ensure that the conflict is managed fairly. To the extent such potential or actual conflicts arise, the Manager and its Covered Persons will act according to the fiduciary duties owed each Client. The Manager will use its reasonable efforts to avoid any potential conflicts of interest and shall disclose the nature and source of any material conflict of interest to the Client before undertaking a transaction on behalf of the Client.
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Section 206 of the Advisers Act addresses conflicts of interest which may arise in an investment advisory relationship, even though the conflicts may not specifically involve prohibited activities. Examples of potential conflicts of interest, and the higher standard of disclosure to which they are subject, include:
    When an adviser receives compensation, directly or indirectly, from a source other than the Client for recommending a security, the adviser must disclose the nature and extent of the compensation;
    When an adviser or an affiliate of the adviser has an interest (e.g., deal-related fees, etc.) in an investment being recommended, the extent of the adviser’s interest must be disclosed; and
    When an adviser or related party compensates a third party for referring a client, the material terms of the arrangement must be disclosed to, and acknowledged, by the Client.
2.3    Antifraud Provisions – General
Section 206 of the Advisers Act makes it unlawful for investment advisers directly or indirectly:
    To employ any device, scheme, or artifice to defraud any client or prospective client;
    To engage in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;
    To act as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or act as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of any such client, without disclosing to such client in writing before the completion of such transaction the capacity in which the adviser is acting and obtaining consent of the client to such transaction; or
    To engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.
3.    Portfolio Management Process
3.1    Compliance with Investment Strategy and Restrictions
The Manager’s policy with respect to portfolio management activities is to act in the best interests of its Clients and to conduct its activities in a responsible manner. The Manager’s fiduciary duty requires that it recommend only investments that are suitable for a Client, taking into account such Client’s investment strategy, process and any restrictions in such Client’s organizational documents (“Charter”) and other offering documentation, including any applicable side letters. Covered Persons should be familiar with this information and the Chief Compliance Officer is responsible for communicating any changes to this information to the appropriate Covered Persons.
3.2    Procedures for Complying with Investment Strategy and Restrictions
Each Client’s Charter or other offering documentation describes the Client’s investment process. The Manager’s investment professionals, partners and the Chief Compliance Officer shall meet regularly to discuss potential transactions. Investment transactions shall be approved in accordance with each Client’s offering documentation and any agreements between the Manager and such Client. Clients may make investments in the same issuer as part of a single transaction. In connection with those transaction, the Manager shall ensure that the Investment Committee evaluates and confirms the transactions is in the best interest of each Client that participates in the transaction. Upon receipt of approval to execute on any such transaction, the Chief Compliance Officer shall confirm that the transaction is in the best interests of the Client and its Investors as a whole and is consistent with the Client’s investment strategy and restrictions. The Chief Compliance Officer will make and maintain a memorandum of each transaction that contains the information required by Advisers Act Rule 204-2(a)(3). Such memorandum must contain the following information:
    the terms and conditions of the transaction (buy or sell);
    any instruction, modification or cancellation;
    the person connected with the Manager who initiated the transaction;
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    the person(s) who executed the transaction;
    the Client for which the transaction was entered;
    the date of entry;
    the bank, broker or dealer by or through whom executed (if applicable), and whether the transaction is entered into pursuant to the exercise of the Manager’s discretionary authority.
3.3    Principal and Cross Trades
Currently, the Manager’s Clients do not engage in principal trades, where the Manager becomes a participant to the trade, and cross trades, where the Manager sells securities directly from one account to another. Such transactions generally require Client consent and impose written reporting requirements on a transaction-by-transaction basis. When it comes to illiquid securities or assets, extra caution is essential, as is clear documentation of the determining price factors. Should the Manager change its practices, the Chief Compliance Officer shall make such revisions as are necessary to this Policy and shall ensure that appropriate disclosure has been provided to Clients.
4.    Allocation of Investment Opportunities
It is the Manager’s policy to treat each Client in a fair and equitable manner, depending on the particular facts and circumstances and the needs and financial objectives of each Client, such that allocations are not based upon account performance, applicable fee structures or the appearance of otherwise preferential treatment. The Manager shall avoid any action that could result in an unfair or inequitable disadvantage to any Client, presenting to each Client all privately negotiated investment opportunities that the Manager reasonably believes to be suitable for the Client. Notwithstanding the foregoing, the Manager will not be required to offer a Client the opportunity to invest in any investments of any existing Client.
5.    Outside Activities and Other Potential Conflicts of Interest
A conflict of interest may arise from a Covered Person’s involvement in outside interests or relationships that may either conflict with the Covered Person’s duty to the Manager, adversely affect the Covered Person’s judgment in the performance of his or her responsibilities or provide an actual or potential personal benefit. The benefit may be direct or indirect, financial or non-financial, through family connections, personal associations or otherwise. Firm policy requires that all Covered Persons conduct the business affairs of the Manager in accordance with the highest principles of business ethics and in such a manner so as to avoid such conflicts of interest, whether actual or potential.
It is the Manager’s policy that no Covered Person may engage in any outside business activities that may give rise to conflicts of interest or otherwise jeopardize the integrity of reputation of the Manager. Covered Persons should promptly report to the Chief Compliance Officer any situation or circumstance which may give rise to a conflict of interest. Although the Manager does not require approval of outside activities undertaken by family members, a Covered Person must contact the Chief Compliance Officer if he or she believes that any such outside activities may raise or appear to raise a conflict of interest in connection with his or her employment or the Manager’s business activities.
While it is not possible to describe all circumstances where a conflict of interest exists or may exist, the following is intended to provide some guidance about potential conflicts of interest. A Covered Person’s outside activities must not reflect adversely on the Manager or give rise to a real or apparent conflict of interest with his/her duties to the Manager. Covered Persons must be alert to potential conflicts of interest and be aware that, as a condition to his/her continued employment or other association with the Manager, he/she may be asked to discontinue any outside activity if a potential conflict arises. Outside activities must not interfere with a Covered Person’s job performance or require a substantial amount of his/her time. A Covered Person’s responsibilities to the Manager and its Clients should always be his/her first work priority.
A Covered Person may seek approval for engaging in any outside employment by sending a written request (email acceptable) to the Chief Compliance Officer describing the nature of the outside activity, the time commitment involved, the parties for whom such Covered Person will be working or associated with, and other relevant particulars of the activity. Requests to engage in such outside activity will be reviewed and approved by the Chief Compliance Officer on a case-by-case basis.
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6.    Confidential Information
Covered Persons should be aware that all information, whether or not in writing, of a private, secret, proprietary or confidential nature that concern the Manager’s business or financial affairs, including the business and affairs of the Clients (collectively “Confidential Information”), is and shall be the exclusive property of the Manager. By way of illustration, but not limitation, Confidential Information includes the identity of any Clients or investors in any of the Clients or other information about such investors or the investments made or to be made by such Clients. Covered Persons shall not disclose any Confidential Information to others outside of the Manager or use the same for any purposes (other than specifically with respect to the Covered Person’s performance of its responsibilities to the Manager) without the prior written approval by the Chief Compliance Officer, either during or after such period of time as the Covered Person is performing duties and responsibilities for the Manager, unless and until such Confidential Information has become public knowledge without fault by the Covered Person or the Covered Person is required to do so by law or court order, whereupon the Covered Person (or former Covered Person) shall promptly inform the Manager in writing. Covered Persons shall not disclose or use Confidential Information and records of the type set forth in paragraphs above, both during and after the termination of the employment or independent contractor relationship with the Manager.
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Exhibit C
Code of Business Conduct and Ethics
[See attached.]

SUNRISE REALTY TRUST, INC.
Code of Business Conduct and Ethics
Introduction
This Code of Business Conduct and Ethics (this “Code”) embodies the commitment of Sunrise Realty Trust, Inc. (the “Corporation”) to conduct its business in accordance with all applicable governmental rules and regulations and to promote honest and ethical conduct. This Code applies to all officers and employees of the Corporation and members of the Corporation’s Board of Directors (the “Board”) (such persons, the “Covered Persons”), each of whom is expected to adhere to the principles and procedures set forth in this Code that apply to them. This Code should be provided to and followed by our agents and representatives, including our consultants.
Failure to comply with this Code, or to report a violation, may result in disciplinary actions, including warnings, suspensions, termination of employment or such other actions as may be appropriate under the circumstances.
This Code is intended to provide a broad overview of basic ethical principles that guide our conduct. In some circumstances, we maintain more specific policies on the topics referred to in this Code. Should you have any questions regarding these policies, please contact the Legal Department of the Corporation (the “Legal Department”).
Conflicts of Interest
A “conflict of interest” occurs when a Covered Person’s private interest interferes or appears to interfere with the interests of the Corporation as a whole. A conflict situation can arise when a Covered Person takes actions or has interests that make it difficult for the individual to perform his or her work objectively and effectively. The receipt of any improper benefits by the Covered Person or their family members due to the Covered Person’s position with the Corporation, such as loans or guarantees of their obligations, should be avoided at all costs. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Corporation, and irrespective of the motivations of the Covered Person involved. For purposes of this Code, “family members” include a person’s spouse or life-partner, parents, children (whether such relationships are by blood or by adoption), siblings, mothers- and fathers-in-law, sons and daughters-in-law, brothers- and sisters in-law, and anyone (other than domestic employees) who shares such person’s home. All Covered Persons must avoid conflicts of interest unless approved by the Audit and Valuation Committee of the Board (the “Audit and Valuation Committee”). No member of the Audit and Valuation Committee that is involved in the matter that gives rise to the conflict of interest may participate in any decision by the Audit and Valuation Committee that in any way relates to the matter that gives rise to the conflict of interest, other than to provide the Audit and Valuation Committee with all relevant information relating to the matter. Related person transactions are a special category of conflicts of interest and are subject to (and defined in) the Corporation’s Related Person Transaction Policy.
Generally, conflicts of interest are prohibited as a matter of Corporation policy, unless they have been approved by the Corporation. Each Covered Person should engage in and promote honest and ethical conduct, including in their handling of actual or apparent conflicts of interest between personal and professional relationships. Each Covered Person should promptly report any situation or transaction involving an actual or potential conflict of interest to the Chair of the Audit and Valuation Committee or the Chair of the Board.
Some of the Covered Persons may also be employees or officers of the Corporation’s external manager or one of its affiliates (collectively, the “Manager”), who manages the Corporation pursuant to a management agreement (the “Management Agreement”). Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the relationship between the Corporation and the Manager and/or Covered Persons that are officers, employees and/or directors of more than one of such entities. As a result, this Code recognizes that the Covered Persons will, in the normal course of their duties (whether for the Corporation or the Manager), be involved in establishing policies and implementing decisions that will have different effects on the Corporation and the Manager. The participation of the Covered Persons in such activities is inherent in the relationship between the Corporation and the Manager and is consistent with the performance by the Covered Persons of their duties as officers, employees and/or directors of the Corporation. Thus, if performed in conformity with the provisions of applicable law, such activities will be deemed to have been handled ethically and to not constitute a “conflict of interest” for purposes of this Code. Nothing in this Code shall be construed to restrict the right of the Manager to engage in any activity or business that it is permitted to engage in under the Management Agreement or restrict any Covered Person, who is also a member, partner, officer or employee of the Manager, from taking any action in connection therewith.

Some of the Covered Persons may also have a relationship with the Corporation’s borrowers or other clients. In such circumstances where a Covered Person’s outside business activities include an investment in or management role at a borrower or other client of the Corporation, such Covered Person shall not participate in any decision making processes that will give rise to a potential or actual conflict of interest unless approved by the Audit and Valuation Committee. A Covered Person may seek approval for making an investment in or engaging in outside activity with a borrower by sending a written request (email acceptable) to the Legal Department describing the nature of the investment or the outside activity, the time commitment involved, the parties for whom such Covered Person will be working with or associated with, and other relevant particulars of such activity. Requests to engage in such investment and outside activity will be reviewed and approved by the Legal Department on a case-by-case basis. The investment in or management role at a borrower or a client that is approved pursuant to this policy does not alone, without participating in any decision making processes that will give rise to a conflict of interest, constitute a “conflict of interest” for purposes of this Code.
Corporate Opportunities
Covered Persons owe a duty to the Corporation to advance its legitimate interests when the opportunity to do so arises. Covered Persons may not take for themselves personally opportunities that are discovered through the use of Corporation property, information or position, or use Corporation property, information or position for their personal gain. Nor may they compete with the Corporation. Notwithstanding these provisions, no director or officer of the Corporation, including any officer or director who also serves as a director, officer or employee of the Manager, or serves on the Manager’s Investment Committee for the Corporation, shall be obligated, in their capacity as such, to offer to the Corporation the opportunity to participate in any business or investing activity or venture that falls within the Corporation’s investment guidelines that is presented to such person, other than in their capacity as an officer or director of the Corporation.
Sometimes the line between personal and Corporation benefits is difficult to draw, and sometimes both personal and Corporation benefits may be derived from certain activities. The prudent course of conduct is to make sure that any use of Corporation property or services that is not solely for the benefit of the Corporation is approved beforehand by the Legal Department.
Confidentiality
In carrying out the Corporation’s business, Covered Persons often learn confidential or proprietary information about the Corporation, its portfolio companies, prospective portfolio companies or other third parties. Covered Persons must maintain the confidentiality of all information so entrusted to them except when disclosure is authorized or legally mandated. Any questions or concerns regarding whether disclosure of Company information is legally mandated should be promptly referred to the Legal Department. Confidential or proprietary information includes, among other things, any non-public information concerning the Corporation, including its businesses, financial performance, results or prospects, and any non-public information provided by a third party with the expectation that the information will be kept confidential and used solely for the business purpose for which it was conveyed. The obligation to protect confidential information does not end when a Covered Person leaves the Corporation.
Fair Dealing
The Corporation is committed to maintaining the highest legal and ethical standards in the conduct of its business. Meeting this commitment is the responsibility of the Corporation and each and every one of our Covered Persons. Each Covered Person should endeavor to deal fairly with the Corporation’s portfolio companies, prospective portfolio companies, borrowers, lenders, suppliers, vendors, service providers, competitors and employees and all other persons or entities. No officer, director or employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.
Protection and Proper Use of Corporation Assets
All Covered Persons should seek to protect the Corporation’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Corporation’s financial performance. Officers, directors and
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employees must use the Corporation’s assets and services solely for legitimate business purposes of the Corporation and not for any personal benefit or the personal benefit of anyone else.
Any suspected incident of fraud or theft should be immediately reported to a supervisor or, if appropriate, a more senior manager for investigation. The Corporation carefully safeguards its confidential information. Unauthorized use or distribution of confidential information is prohibited and could also be illegal, resulting in civil or even criminal penalties.
Compliance with Laws, Rules and Regulations
Obeying the law, both in letter and in spirit, is the foundation on which the Corporation’s ethical standards are built. All Covered Persons must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.
Covered Persons should strive to identify and raise potential issues before they lead to problems, and should ask about the application of this Code whenever in doubt. Any questions relating to how these policies should be interpreted or applied should be addressed to the Legal Department.
Insider Trading
You are prohibited by Corporation policy and by law from buying or selling publicly traded securities for any purpose at a time when you are in possession of “material nonpublic information.” This conduct is known as “insider trading.” If you have any question about whether a particular transaction may constitute insider trading and what you need to do in such case, you should consult the Legal Department. For more information, see the Corporation’s Insider Trading Policy.
Public Disclosure
It is the Corporation’s policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents it files with, or submits to, the Securities and Exchange Commission, if applicable, and all other governmental, quasi-governmental and self-regulatory bodies and in all other public communications made by the Corporation. As a Covered Person, you are required to promote compliance with this Code by all Covered Persons and to abide by the Corporation’s standards, policies and procedures designed to promote compliance with this Code.
Amendments and Waivers of this Code
The Board has designated the Audit and Valuation Committee the authority to waive certain provisions of this Code, and may from time to time designate another committee comprised of independent directors to serve such function. Any Covered Person who believes that a waiver may be called for should discuss the matter with the Legal Department or the Chairman of the Board, or if the Chairman of the Board is unavailable, the Chairperson of the Audit and Valuation Committee. In addition, this Code may be amended from time to time by the Board. Amendments to and waivers of this Code will be publicly disclosed as required by applicable laws and regulations. In particular, waivers for executive officers or directors may be made only by the Board.
Compliance with Code
If you know of or suspect a violation of applicable laws, rules or regulations or this Code, you must immediately report that information to the Legal Department or any member of the Board. No one will be subject to retaliation because of a good faith report of a suspected violation.
Violations of this Code may result in disciplinary action, up to and including discharge. The Board shall determine, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code.
Other
For purposes of the Guidelines, unless the context otherwise requires, the terms “executive officers,” “officers,” “employees,” “management,” “senior managers,” “supervisors,” and “Legal Department” include
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individuals that are employed by the Manager, or an affiliate of the Manager, and perform roles on behalf of the Corporation pursuant to the Management Agreement.
No Rights Created
This Code is a statement of certain fundamental principles and policies and procedures that govern the Covered Persons in the conduct of the Corporation’s business. It is not intended to and does not create any rights in any Covered Person or in any of the Corporation’s portfolio companies, prospective portfolio companies, suppliers, borrowers, lenders, competitors or stockholders, or in any other person or entity.
Availability of this Code
The Corporation shall make the most current version of this Code publicly available by placing it on the Corporation’s website at SunriseRealtyTrust.com. This Code is also available in print to any stockholder who requests it.
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